UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2025

PHX MINERALS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31759	73-1055775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 South University Drive Suite 720
Fort Worth, Texas		76107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 948-1560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by PHX Minerals, Inc. (the “Company” or “PHX”) on May 12, 2025, PHX entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated May 8, 2025, by and among WhiteHawk Acquisition, Inc., a Delaware corporation (“Parent”), a wholly owned subsidiary of WhiteHawk Income Corporation (“WHIC”), WhiteHawk Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and PHX. Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.01666 per share (the “Shares”), for a purchase price of $4.35 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 22, 2025 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Item 1.01	Entry into a Material Definitive Agreement

On June 23, 2025, after giving effect to the transactions contemplated by the Merger Agreement, PHX became a guarantor of the indebtedness under that certain Note Purchase Agreement, dated as of September 17, 2024 (as amended including in connection with the consummation of the transactions contemplated by the Merger Agreement, the “Amended Note Purchase Agreement”), by and among WHIC, the holders party thereto and U.S. Bank Trust Company, National Association, as administrative agent.

The obligations under the Amended Note Purchase Agreement, and the guarantees of those obligations (as well as certain hedging or swap agreements), are secured by substantially all of PHX’s assets.

Item 1.02	Termination of a Material Definitive Agreement

On June 23, 2025, after giving effect to the transactions contemplated by the Merger Agreement, the Company paid in full and terminated that certain Credit Agreement dated as of September 1, 2021 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, SouthState Bank, N.A., successor by merger to Independent Bank, as administrative agent and SouthState Bank, N.A., MidFirst Bank, UMB Bank, N.A., and all other banks and financial institutions from time to time party to the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City Time, at the end of June 20, 2025 (such date and time, the “Expiration Time”), without being extended. Computershare Trust Company, N.A., the depositary (the “Depositary”) for the Offer, advised that, as of the Expiration Time: (i) 28,806,761 Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that are not yet delivered in settlement or satisfaction of such guarantee) had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 73.7% of the aggregate number of issued and outstanding Shares as of the Expiration Time. Accordingly, the number of Shares validly tendered and not withdrawn pursuant to the Offer satisfies the Minimum Condition (as defined in the Merger Agreement). As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer. In addition, the Depositary has advised that, as of the Expiration Time, 50,315 Shares have been tendered by Notice of Guaranteed Delivery, representing approximately 0.1% of the aggregate number of then issued and outstanding Shares.

On June 23, 2025, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”), Purchaser was merged with and into PHX (the “Merger”), with PHX being the surviving corporation (the “Surviving Corporation”). Upon completion of the Merger, PHX became a wholly owned subsidiary of Parent.

At the effective time of, and as a result of, the Merger and pursuant to the terms and subject to the conditions of the Merger Agreement, each Share (other than Shares (i) owned directly by the Company as treasury stock, Parent, Merger Sub or any of their respective affiliates, which Shares were automatically cancelled and ceased to exist, (ii) owned by any Stockholder who is entitled to demand and properly demanded the appraisal of such Shares in accordance with, and in compliance in all respects with Section 262 of the DGCL or (iii) that were Time-Based Restricted Shares or Performance-Based Restricted Shares, each as described below) were automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to applicable tax withholding (the “Merger Consideration”).

In addition, immediately prior to the effective time of the Merger, (i) each outstanding share of time-based restricted stock of the Company (“Time-Based Restricted Shares”) ceased to represent a Time-Based Restricted Share and was cancelled and converted into a right to receive an amount in cash, without interest (a “Restricted Cash Award”) equal to the sum of (A) the product of (x) the number of Shares subject to such Time-Based Restricted Share immediately prior to the effective time of the Merger and (y) the Merger Consideration, plus (B) the accrued and unpaid dividends, as of immediately prior to the effective time of the Merger, with respect to such Time-Based Restricted Shares; (ii) each outstanding share of performance-based restricted stock of the Company (“Performance-Based Restricted Shares”) vested in full (assuming achievement of maximum performance), became free of restrictions and was automatically cancelled and terminated and converted into the right to receive an amount in cash (without interest) equal to the sum of (A) the Merger Consideration and (B) the accrued and unpaid dividends, as of immediately prior to the effective time of the Merger, with respect to such Performance-Based Restricted Share (the “Performance-Based Restricted Share Consideration”); and (iii) each outstanding right to receive Shares in accordance with the Company’s Deferred Compensation Plan for Non-Employee Directors (each, a “DCP Unit”) was automatically cancelled and terminated and converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (A) the aggregate number of Shares subject to such DCP Unit, by (B) the Merger Consideration (the “DCP Unit Consideration”). Except as set forth in the Merger Agreement, each Restricted Cash Award shall be governed by substantially similar terms and conditions (including vesting and forfeiture terms) as were applicable to the corresponding Time-Based Restricted Shares immediately prior to the effective time of the Merger, provided that each Restricted Cash Award shall vest and become payable upon the earlier of (X) the date the corresponding Time-Based Restricted Share would have vested pursuant to the terms thereof and (Y) 90 days following the Closing Date. Each Restricted Cash Award, less any applicable withholding taxes, will be paid as soon as reasonably practicable by the Surviving Corporation following the date such Restricted Cash Award becomes so payable (but in any event no later than three business days thereafter). The Performance-Based Restricted Share Consideration, less any applicable withholding taxes, will be paid as soon as reasonably practicable by the Surviving Corporation following the date hereof (and in no event later than three business days thereafter). The DCP Unit Consideration will be paid as promptly as practicable by the Surviving Corporation (and in no event later than five business days) after the date hereof, provided that if the DCP Unit Consideration constitutes nonqualified deferred compensation subject to Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”) such payment shall be made at the earliest time permitted under the applicable Company equity plan and deferral election form that will not trigger a tax or penalty under Section 409A of the Code.

The aggregate consideration paid by Parent and Purchaser in the Offer and Merger was approximately $187 million, without giving effect to related transaction fees and expenses. Parent and Purchaser funded the consideration paid to stockholders in the Offer and pursuant to the Merger through the Debt Financing and the Equity Financing, each as defined in the Merger Agreement.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, PHX notified the New York Stock Exchange (the “NYSE”) on June 23, 2025, that the Merger was consummated, and trading of the Shares on the NYSE has been suspended. Accordingly, the NYSE has filed a notification of delisting of the Shares from the NYSE and deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 with the SEC. PHX intends to file a certification on Form 15 with the SEC to cause PHX’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Purchaser’s acceptance for payment on June 21, 2025 of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer, and the consummation of the Merger pursuant to Section 251(h) of the DGCL on June 23, 2025, a change in control of PHX occurred and PHX now is a subsidiary of WHIC.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the employment of each of Ralph D’Amico, the Company’s Chief Financial Officer and Executive Vice President and Chad L. Stephens, the Company’s President and Chief Executive Officer was terminated at the effective time of the Merger.

Additionally, in connection with the Merger, each of Mark T. Behrman, Glen A. Brown, Lee M. Canaan, Steven L. Packebush, John H. Pinkerton, and Chad L. Stephens resigned from his or her respective position as a member of the Board of Directors, and any committee thereof, of the Company, effective at the effective time of the Merger on June 23, 2025. At the effective time of the Merger on June 23, 2025, the size of the Board of Directors of the Company was reduced to one member and Jeffrey Slotterback was appointed as the sole member of the Board of Directors of the Company.

Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on June 23, 2025, the officers of Purchaser immediately prior to the effective time of the Merger became the officers of the Company following the effective time, with Daniel Herz appointed as Chief Executive Officer of the Company, Jeff Smith appointed as President of the Company, and Jeffrey Slotterback appointed as Chief Financial Officer and Secretary of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of the Company was amended and restated to read in its entirety as the certificate of incorporation attached as Exhibit B to the Merger Agreement and the bylaws of the Company were amended and restated in their entirety as the bylaws of Purchaser in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and fourth amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of May 8, 2025, by and among PHX Minerals Inc., WhiteHawk Acquisition, Inc., and WhiteHawk Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2025)

3.1	Amended and Restated Certificate of Incorporation of PHX Minerals Inc.

3.2	Fourth Amended and Restated Bylaws of PHX Minerals Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX MINERALS INC.

June 23, 2025	By:	/s/ JEFFREY SLOTTERBACK
Jeffrey Slotterback
Chief Financial Officer & Secretary